UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2012

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Technology Drive

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As disclosed in Item 5.07 below, Mr. Bruce C. Edwards was elected to the Board of Directors of Lantronix, Inc. (the “Company”) by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on November 12, 2012 (the “Annual Meeting”). In connection therewith, the Company and Mr. Edwards entered into an indemnification agreement dated as of November 12, 2012. Pursuant to the indemnification agreement, the Company agreed to indemnify Mr. Edwards to the fullest extent permitted by applicable law against all expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by Mr. Edwards, or on his behalf, arising out of his service as a director. The indemnification agreement further provides procedures for the determination of Mr. Edwards’s right to receive indemnification and the advancement of expenses. The foregoing description of the indemnification agreement is qualified in its entirety by reference to the full text of the indemnification agreement filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On November 13, 2012, the Company entered into an amendment to the offer letter agreement dated September 8, 2011 (the “Offer Letter”) with Jeremy Whitaker, the Company’s Chief Financial Officer, to amend the provision of the Offer Letter relating to severance payments in the event of termination of Mr. Whitaker’s employment without Cause (as defined in the Offer Letter). Pursuant to the terms of the Offer Letter, as amended, if the Company terminates Mr. Whitaker’s employment without Cause (as defined in the Offer Letter), in exchange for a full release of claims against the Company, the Company will pay Mr. Whitaker severance in a total amount equal to (i) six (6) months of his then current base salary, plus (ii) fifty percent (50%) of the amount of performance bonuses paid to Mr. Whitaker in the twelve months prior to termination. The foregoing description of the amended Offer Letter is qualified in its entirety by reference to the full text of the amendment to the Offer Letter filed as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 12, 2012, the Company’s stockholders approved certain amendments to the Company’s Amended and Restated Bylaws (the “Stockholder Amendments”) to amend the advance notice provisions in such Bylaws (Article II, Section 2.5) and to implement in such Bylaws a majority voting standard in the Company’s future uncontested director elections (Article III, Section 3.3). The Company’s Proxy Statement dated October 3, 2012 (the “Proxy Statement”) which described those proposed amendments was previously filed with the U.S. Securities and Exchange Commission on October 3, 2012. The tabulation of the vote of the Company’s stockholders approving the two Stockholder Amendments is set forth in Item 5.07 herein.

At the meeting of the Board on November 12, 2012, the Board approved several additional amendments to the Company’s Amended and Restated Bylaws. These amendments which are referenced below and are referred to herein as the “Board Amendments” were made primarily to update and clarify several provisions of the Bylaws. All of these amendments were made effective on November 12, 2012. The material changes effected by the Board Amendments are as follows:

(i)	Clarified the basic voting standard to more closely follow the definition under the Delaware General Corporation Law (Section 2.7);
(ii)	Clarified language and updated the provision relating to the place of board meetings and telephonic meetings of the board, including allowing the use of updated electronic transmission equipment (Section 3.5);
(iii)	Updated and clarified notice requirements for special meetings of the Board, including shortening the notice time required to call a special meeting (Section 3.7);
(iv)	Updated and clarified requirements for Board action by written consent, including allowing Board members to submit consents by electronic transmissions (Section 3.12);
(v)	Removed a provision permitting loans by the Company to directors and officers of the Company (Section 3.14);
(vi)	Updated and clarified the provision allowing the Board to appoint committees of the Board (Section 4.1);
(vii)	Clarified the respective duties of the Company’s Chief Executive Officer and President by inserting a new Section 5.7 (Chief Executive Officer) and revising Section 5.8 (President);
(viii)	Removed requirement relating to an Annual Statement to Stockholders which is no longer applicable to the Company (Section 7.3);
(ix)	Removed vice presidents from the list of officers who can exercise rights over stock held by the Company (Section 7.4); and
(x)	Other minor conforming changes.

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After adopting the Board Amendments, the Board approved and adopted a new amended and restated version of the Bylaws (the “2012 Amended and Restated Bylaws”) which included the Stockholder Amendments and the Board Amendments. The 2012 Amended and Restated Bylaws became effective as of November 12, 2012. The foregoing description of the Stockholder Amendments, the Board Amendments and the 2012 Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the 2012 Amended and Restated Bylaws filed as Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on November 12, 2012. Of the 14,576,560 shares of the Company’s common stock entitled to vote at the Annual Meeting, a total of 13,356,544 shares were represented at the Annual Meeting in person or by proxy. The voting results for each item of business properly presented at the Annual Meeting are set forth below.

Proposal 1: Election of Directors

All of the Company’s nominees as listed in the Proxy Statement were elected with the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Bernhard Bruscha	10,395,174	616,539	2,344,831
Kurt Busch	10,979,766	31,947	2,344,831
Bruce C. Edwards	10,982,733	28,980	2,344,831
Paul F. Folino	10,869,198	142,515	2,344,831
Hoshi Printer	10,304,044	707,669	2,344,831

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants

This proposal to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2013 was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,044,460	271,098	40,986	0

Proposal 3: Approval and Adoption of the Amended and Restated 2010 Stock Incentive Plan

This proposal to approve and adopt the Company’s Amended and Restated 2010 Stock Incentive Plan, which increases the number of shares of common stock reserved for issuance under the plan by 1,700,000 shares, was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,061,898	1,949,748	67	2,344,831

Proposal 4: Approval and Adoption of the 2013 Employee Stock Purchase Plan

This proposal to approve and adopt the Company’s 2013 Employee Stock Purchase Plan was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,937,478	50,569	23,666	2,344,831

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Proposal 5: Approval and Adoption of an Amendment to the Company’s Amended and Restated Bylaws Regarding Advance Notice Procedures

This proposal to approve and adopt an Amendment to Article II, Section 2.5 of the Company’s Amended and Restated Bylaws regarding advance notice procedures was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,851,524	1,136,589	23,600	2,344,831

Proposal 6: Approval and Adoption of an Amendment to the Company’s Amended and Restated Bylaws Regarding Election of Directors

This proposal to approve and adopt an amendment to Article III, Section 3.3 of the Company’s Amended and Restated Bylaws regarding election of directors was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,854,930	133,150	23,633	2,344,831

Item 8.01 Other.

Stock Ownership Guidelines for Non-Employee Directors

On November 12, 2012, the Board adopted stock ownership guidelines for the non-employee directors of the Company. Under the guidelines, the Company’s non-employee directors are each expected to own shares of the Company's common stock with a value equal to three times the annual cash retainer for non-employee directors. Progress toward the achievement of these ownership guidelines will be based upon the purchase price paid by the non-employee director to acquire the shares of the Company’s common stock. The guidelines provide that non-employee directors are expected to establish the minimum ownership levels within five years of adoption of the guidelines (or within five years of appointment as a new non-employee director of the Company).

The foregoing description of the stock ownership guidelines for non-employee directors is qualified in its entirety by reference to the full text of the guidelines filed as Exhibit 99.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Non-Employee Director Compensation

On November 12, 2012, the Board adopted a Non-Employee Director Compensation Policy (the “Policy”), effective January 1, 2013. Under the Policy, each non-employee director of the Company will be entitled to receive the following cash compensation for board services, as applicable:

•	$36,000 annual retainer for service as a Board member;

•	$15,000 annual retainer for service as Chairman of the Board; and

•	$10,000 annual retainer for service as chairperson of the audit committee, $7,500 annual retainer for service as chairperson of the compensation committee and $5,000 annual retainer for service as chairperson of the corporate governance and nominating committee.

Directors will not be paid meeting fees, except that (i) each non-employee director will be paid a meeting fee of $1,000 for each board meeting attended in person or by telephone in excess of twelve meetings during the fiscal year and (ii) each non-employee director will be paid a meeting fee of $1,000 for attending in person or by telephone a meeting of a standing committee of which he or she is a member in excess of twelve meetings per committee during the fiscal year.

Non-employee directors will be reimbursed for their reasonable out of pocket expenses, including travel expenses incurred to attend meetings up to a maximum of $2,000 per meeting requiring travel.

In addition, the Company’s non-employee directors will receive initial and annual grants of nonqualified stock options under the Company’s 2010 Amended and Restated Stock Incentive Plan, as amended. The Board will make an annual grant of 25,000 stock options to each non-employee director upon election at the Company’s annual meeting of stockholders. Options granted to non-employee directors will (i) vest monthly at the rate of 1/12 per month, such that one hundred percent (100%) of the shares will be fully vested on the one (1) year anniversary of the annual meeting date, (ii) have a seven year term, and (iii) have a two-year post-separation exercise period.

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The foregoing description of the Policy is qualified in its entirety by reference to the full text of the policy filed as Exhibit 99.4 to this Current Report on Form 8-K, which is incorporated herein by reference.

Mr. Bernhard Bruscha, the Company’s Chairman of the Board, has waived his right until further notice to receive cash compensation (other than reimbursement of expenses) for serving as a director and as Chairman of the Board.

In accordance with the Non-Employee Director Compensation Policy, on November 12, 2012, each non-employee director was granted an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $1.59 per share, with the vesting and expiration terms described above.

Mr. John Rehfeld, who has served as a director of the Company since May 2010, retired from the Board effective at the Annual Meeting. In appreciation of Mr. Rehfeld’s long and valued service to the Company, the Board agreed to (i) pay Mr. Rehfeld a lump sum of $10,000; and (ii) accelerate the vesting on all unvested stock options and shares of restricted stock held by Mr. Rehfeld.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Lantronix, Inc.
99.1	Indemnification Agreement between Lantronix, Inc. and Bruce C. Edwards, dated as of November 12, 2012
99.2	Amendment to Offer Letter between Lantronix, Inc. and Jeremy Whitaker, dated as of November 13, 2012
99.3	Lantronix, Inc. Stock Ownership Guidelines for Non-Employee Directors
99.4	Lantronix, Inc. Non-Employee Director Compensation Policy

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

Date: November 15, 2012	By:	/s/ Jeremy Whitaker
Jeremy Whitaker Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Lantronix, Inc.
99.1	Indemnification Agreement between Lantronix, Inc. and Bruce C. Edwards, dated as of November 12, 2012
99.2	Amendment to Offer Letter between Lantronix, Inc. and Jeremy Whitaker, dated as of November 13, 2012
99.3	Lantronix, Inc. Stock Ownership Guidelines for Non-Employee Directors
99.4	Lantronix, Inc. Non-Employee Director Compensation Policy

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